Exhibit 99.1

Company Contact:

Tracey Schroeder

Chief Marketing Officer

tracey.schroeder@cpsi.com

(251) 639-8100

CPSI ACQUIRES VIEWGOL AND ACCELERATES GLOBAL WORKFORCE PRESENCE

MOBILE, Ala. (October 16, 2023) — CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced it has closed its acquisition of Viewgol, a provider of ambulatory revenue cycle management (“RCM”) analytics and complementary outsourcing services.

“Our acquisition of Viewgol rapidly accelerates our offshoring initiatives with more than 80% of its workforce based offshore today,” said Chris Fowler, chief executive officer of CPSI. “The scalability of this direct offshore presence marks a critical step towards our priority: ensuring our RCM offerings remain affordable, profitable, and scalable by leveraging the global marketplace. Today, Viewgol provides RCM services and analytics software solutions to 38 customers in 15 states, representing over 20 different specialty practices. Further, Viewgol’s operations are almost entirely focused on the ambulatory setting, creating additional market expansion opportunities and diversifying our RCM business. Together with Viewgol, we will not only be able to achieve greater efficiencies and drive margin at scale, but we also expect to capture meaningful synergies by utilizing its existing offshore infrastructure.”

“This combination makes a lot of sense on many fronts,” said Doug Huffman, chief executive officer and co-founder of Viewgol. “Most exciting is the value we can deliver to Viewgol clients and our employees as part of a larger organization with expanded resources, tools, and RCM solutions.”

Exclusive of synergies resulting from the transaction and incremental amortization expense related to the acquired intangible assets, Viewgol is expected to generate GAAP net income of approximately $1.5 million and Adjusted EBITDA of approximately $4.5 million in 2024.

The exact timing of synergy realization is difficult to predict, and the incremental amortization expense related to the acquired intangible assets is dependent upon completion of a business valuation for purposes of allocating the purchase price; as such, the Company is unable to estimate the full impact of the transaction on CPSI’s expected 2024 GAAP results at this time. CPSI intends to provide an update to full-year 2023 guidance for the combined company on its third quarter earnings call.

Transaction Summary

Under the terms of the agreement, the purchase price is $36 million in cash, with an additional earnout of up to approximately $31.5 million based on a combination of achieving certain profitability metrics for 2024 and the creation of additional offshore resources supporting TruBridge. McDermott, Will, & Emery, Grant Thornton, and Willis Towers Watson acted as advisors for CPSI. Brentwood Capital Advisors, Morris, Manning, & Martin, and Meredith CPAs acted as advisors to Viewgol.

About CPSI

CPSI has more than four decades of experience in connecting providers, patients, and communities with innovative solutions that support both the clinical and financial side of healthcare delivery. We provide business, consulting, and managed information technology (IT) services, including our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings, to help streamline day-to-day revenue functions, enhance productivity, and support the financial health of healthcare organizations. Our patient engagement solutions provide patients and providers with the critical information and tools

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CPSI Acquires Viewgol and Accelerates Global Workforce Presence

October 16, 2023

they need to share existing clinical data and analytics that support value-based care, improve outcomes, and increase patient satisfaction. We support efficient patient care across an expansive base of community hospitals and post-acute care facilities with electronic health record (EHR) product offerings that successfully integrate data between care settings. We make healthcare accessible through data-driven insights that deliver workflow efficiencies and remove distractions. Our solutions allow our clients to achieve better decisions and results while keeping patients at the center of care. We are a healthcare solutions company. We clear the way for care. For more information, please visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results, including anticipated profitability and growth of the Company and Viewgol, together with other statements regarding the Company and Viewgol that are not historical facts, are forward-looking statements. We caution investors that any such forward-looking statements are only predictions reflecting the best judgement of the Company based upon currently available information and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause the Company’s actual results, performance or plans with respect to Viewgol to differ materially from those projected in the forward-looking statements. Such factors may include: risks associated with business acquisition transactions, such as the risk that Viewgol will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the acquisition of Viewgol; risks related to future opportunities and plans for the Company and Viewgol following the acquisition, including uncertainty of the expected financial performance and results of the Company following the closing of the acquisition; any disruptions from the acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the inability to retain key personnel; and the possibility that if the Company does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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